FIRST PATIENT COMPLETES STEMCELLS, INC.’S PHASE I CLINICAL TRIAL

PALO ALTO, Calif., November 30, 2007, – StemCells, Inc. (NASDAQ: STEM) today announced that the first patient to receive a transplant of HuCNS-SC® cells (purified human neural stem cells) in the Company’s Phase I clinical trial has completed the trial. The patient, who was transplanted in November 2006, has finished the twelve-month period of immunosuppression and follow-up, and undergone the last of the tests and observations required by the trial protocol. As planned, the patient has subsequently been enrolled in a separate long-term follow-up study, designed to monitor the patients over a four-year period.

“We consider the completion of the trial by the first patient to be a major milestone,” said Stephen Huhn, M.D., F.A.C.S., F.A.A.P., Vice President and Head of the Neural Program of StemCells, Inc. “We deeply appreciate the participation of the five patients and their families in this landmark trial. We are also grateful for the participation of the outstanding team of dedicated clinicians and staff at Doernbecher Children’s Hospital and Oregon Health & Science University. Their willingness to join forces with us in this trial reaffirms the hope that some day there may be a treatment for this devastating disease.”

The ongoing Phase I trial is designed to evaluate the safety and preliminary efficacy of StemCells’ HuCNS-SC product candidate as a treatment for infantile and late infantile neuronal ceroid lipofuscinosis (NCL), a fatal neurodegenerative disease often referred to as Batten disease. To date, five patients out of a planned total of six have been transplanted with HuCNS-SC cells. An independent Data Safety Monitoring Committee, comprised of experts in pediatric neurosurgery, pediatric neurology, organ transplantation and genetics, has identified no safety issues that would preclude the transplantation of the sixth and last patient to be enrolled in the trial. The Company anticipates that the sixth patient will be transplanted in January 2008.

About Neuronal Ceroid Lipofuscinosis (Batten Disease)
Neuronal ceroid lipofuscinosis is a fatal neurodegenerative disorder brought on by inherited genetic mutations. The disorder afflicts infants and young children, and the three most common forms of NCL—infantile, late infantile and juvenile onset—are often referred to as Batten disease. All forms have the same basic cause—lack of a lysosomal enzyme—and have similar progression and outcome. Children with NCL suffer seizures, progressive loss of motor skills, sight and mental capacity, eventually becoming blind, bedridden and unable to communicate.

Infantile or late infantile NCL is brought on by inherited mutations in the CLN1 gene, which codes for palmitoyl-protein thioesterase 1 (PPT1) or in the CLN2 gene, which codes for tripeptidyl peptidase I (TPP-I), respectively. The consequence of these gene mutations is either a defective or missing enzyme that leads to accumulation of lipofuscin-like fluorescent inclusions in various cell types. These non-degraded lysosomal inclusions accumulate to the point of interference with normal cellular function and ultimately lead to the pathological manifestations of the disease. One way to treat the disease is to provide the brain with a replacement source of functional enzyme that can be taken up by the enzyme-deficient cells.

About HuCNS-SC® Cell-Based Therapeutic
StemCells’ HuCNS-SC cell-based therapeutic product candidate is purified human neural stem cells prepared under controlled conditions. When HuCNS-SC cells are transplanted into the brain of a mouse model developed to mimic the human form of infantile NCL, the cells spread throughout the brain and produce the missing lysosomal enzyme. The enzyme level increases and continues to do so over time after the transplant. Thus, placement of HuCNS-SC cells in appropriate places in the brain provides the prospect of long-term delivery of the missing lysosomal enzyme. In laboratory studies, HuCNS-SC cells also produce the lysosomal enzyme missing in late infantile NCL, the other subtype being studied in the clinical trial. The production of both enzymes by HuCNS-SC cells provides a scientific rationale for enzyme replacement and cellular rescue in these two subtypes of NCL.

About StemCells, Inc.
StemCells, Inc. is a clinical-stage biotechnology company focused on the discovery, development and commercialization of cell-based therapeutics to treat diseases of the nervous system, liver and pancreas. The Company’s programs seek to repair or repopulate neural, liver or other tissue that has been damaged or lost as a result of disease or injury. StemCells has pioneered the discovery and development of HuCNS-SC® cells, its highly purified, expandable population of human neural stem cells. StemCells is currently conducting a Phase I clinical trial of its proprietary HuCNS-SC product candidate as a treatment for neuronal ceroid lipofuscinosis (NCL) and has enrolled five of the six patients planned for the trial. NCL, which is often referred to as Batten disease, is a rare and fatal neurodegenerative disease that affects infants and young children. StemCells owns or has exclusive rights to more than 53 issued or allowed U.S. patents and more than 150 granted or allowed non-U.S. patents. Further information about the Company is available on its web site at: www.stemcellsinc.com.

About OHSU and Doernbecher Children’s Hospital
Oregon Health & Science University is the state’s only health and research university, and Oregon’s only academic health center. OHSU is Portland’s largest employer and the fourth largest in Oregon (excluding government), with more than 12,000 employees. OHSU’s size contributes to its ability to provide many services and community support activities not found anywhere else in the state. It serves 189,000 patients annually, and is a conduit for learning for more than 3,400 students and trainees. OHSU is the source of more than 200 community outreach programs that bring health and education services to every county in the state.

Doernbecher Children’s Hospital, a division of Oregon Health & Science University, is a world-class academic health center that each year cares for more than 56,000 patients from across the United States. In the most patient- and family-centered environment, children receive outstanding cancer treatment, specialized neurology care, highly sophisticated heart surgery, and care in many other pediatric specialties. In addition to several locations in the Portland metropolitan area, Doernbecher’s pediatric experts travel throughout Oregon and southwest Washington providing pediatric specialty care at 13 outreach clinics.

Apart from statements of historical facts, the text of this press release constitutes forward-looking statements regarding, among other things, the Company’s conduct of and enrollment in the clinical trial of its HuCNS-SC product candidate as a treatment for NCL. These forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in the forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainty as to whether HuCNS-SC cells will prove safe in the current clinical trial; uncertainty regarding the Company’s ability to recruit patients satisfying the protocol for the clinical trial or substantial unexpected delays in recruiting and enrolling such patients in the trial; uncertainty as to whether the FDA or other applicable regulators or review boards will permit the Company to continue clinical testing in NCL despite the novel and unproven nature of the Company’s technology; uncertainty whether results obtained in the animal models and in vitro studies of infantile NCL or other diseases and conditions will be able to be successfully translated into treatment for humans; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue such clinical trial and its other current research and development operations and to conduct the further research, preclinical development and clinical trials necessary for regulatory approvals; and other factors that are described under the heading “Risk Factors” in Item 1A of the Company’s Quarterly Report on Form 10-Q. The clinical trial is not designed to establish efficacy and completion of the clinical trial by the first patient in the clinical trial is not an indication of the efficacy of the Company’s HuCNS-SC product; given the fragility of this patient population not all patients may complete the clinical trial.

Contact:

StemCells, Inc.
Rodney Young, 650-475-3100 ext 105
Chief Financial Officer
irpr@stemcellsinc.com